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                                   Exhibit (23)(b)
                                   ---------------

                 CONSENT OF INDEPENDENT AUDITORS


     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated December 15, 1993, with respect to the consolidated financial statements of Woodland Bancorp, Inc. included in the Registration Statement (Form S-4) and related Prospectus of Boatmen's Bancshares, Inc. for the registration of 411,721 shares of its common stock.



/s/ Ernst & Young

Tulsa, Oklahoma
January 4, 1994